Exhibit 99

Contacts:

Media	Investor Relations
Nina Krauss	Mark Macaluso
(973) 455-4253	(973) 455-2222
nina.krauss@honeywell.com	mark.macaluso@honeywell.com

HONEYWELL DELIVERS STRONG FIRST QUARTER;
RAISES 2019 SALES AND EARNINGS PER SHARE GUIDANCE

•	Earnings per Share of $1.92, up 2%, up 13% Ex-Spins[1]; Exceeding High End of Guidance by 7 Cents
•	Reported Sales Down 15% Due to Impact of Spin-Offs; Organic Sales up 8% Driven by Strength in Long-Cycle Businesses
•	Operating Income Margin up 190 Basis Points to 18.5%, Segment Margin up 120 Basis Points to 20.4%
•	Operating Cash Flow of $1.1 Billion; Adjusted Free Cash Flow[2] of $1.2 Billion, Conversion 82% vs. 68% in First Quarter 2018

MORRIS PLAINS, N.J., April 18, 2019 — Honeywell (NYSE: HON) today announced financial results for the first quarter of 2019 and raised its full-year sales and earnings per share guidance.

“Honeywell delivered a very strong start to 2019 with first-quarter results that exceeded the high end of our sales and earnings guidance. Organic sales grew 8% led by our long-cycle businesses in commercial aerospace, defense, and warehouse and process automation, and strong demand for commercial fire and security products. Our robust sales growth, supported by winning positions in attractive end markets and the continuous improvements we are making across our supply chain, drove earnings per share of $1.92, seven cents above the high end of our first-quarter guidance and up 13%1 excluding the impact of the spin-offs.” said Darius Adamczyk, chairman and chief executive officer of Honeywell. “Segment margin was above 20% for the second quarter in a row with 120 basis points of segment margin expansion year-over-year driven by the favorable impact of the spin-offs, increased sales volumes, and operational improvements. We also continued to make progress on cash, generating $1.2 billion of adjusted free cash flow2, with conversion of 82%, up 14 percentage points year-over-year, while repurchasing $750 million in Honeywell shares in the quarter. We remain on a path to 95% to 100% conversion for the full year.”

Adamczyk continued, “As a result of our first-quarter performance and our confidence in our ability to continue to deliver for our shareowners, we are raising our full-year earnings per share guidance to a new range of $7.90 to $8.15, and organic sales guidance to a new range of 3% to 6%.” A summary of the company’s full-year guidance changes can be found in Table 1.

1 Adjusted EPS V% ex-spins excludes 1Q18 after-tax separation costs related to the spin-offs of Resideo and Garrett and 1Q18 after-tax segment profit contribution from Resideo and Garrett, net of the spin indemnification impacts assuming both indemnification agreements were effective in 1Q18.

2 Adjusted free cash flow and associated conversion exclude impacts from separation costs related to the spin-offs of $165M in 1Q19 and $10M in 1Q18. Associated conversion for 1Q18 also excludes after-tax separation costs related to the spin-offs of Resideo and Garrett.

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Honeywell Q1’19 Results - 2

“We are very pleased with the start to 2019. Organic sales growth was strong in all of our segments this quarter. Our long-cycle backlog increased more than 10%, and our investments in new product development and commercial excellence are delivering results, while positioning the company for short- and long-term success,” Adamczyk concluded.

First-Quarter Performance

Honeywell sales for the first quarter were down 15% on a reported basis and up 8% on an organic basis. The difference between reported and organic sales primarily relates to the spin-offs of the Transportation Systems business (formerly in Aerospace) and the Homes and ADI Global Distribution business (formerly in Honeywell Building Technologies) as well as the unfavorable impact of foreign currency translation. First-quarter reported earnings per share was $1.92. The first-quarter financial results can be found in Tables 2 and 3.

Aerospace sales for the first quarter were up 10% on an organic basis driven by robust demand from business aviation original equipment manufacturers, continued strength in the U.S. and international defense business, and growth in the commercial aviation aftermarket. Segment margin expanded 260 basis points to 25.1%, primarily driven by commercial excellence and the favorable impact from the spin-off of the Transportation Systems business.

Honeywell Building Technologies sales for the first quarter were up 9% on an organic basis driven by strong demand for commercial fire and security offerings, and global building projects growth. Segment margin expanded 240 basis points to 19.5%, primarily driven by the favorable impact from the spin-off of the Homes and ADI Global Distribution business, partially offset by stranded cost impacts related to the spin, which the company intends to eliminate by the end of 2019 as planned, and unfavorable mix.

Performance Materials and Technologies sales for the first quarter were up 5% on an organic basis driven by broad-based growth in automation projects and maintenance and migration services in Process Solutions, as well as continued demand for fluorine products. Segment margin expanded 140 basis points to 21.9%, primarily driven by higher sales volumes and commercial excellence.

Safety and Productivity Solutions sales for the first quarter were up 10% on an organic basis driven by continued double-digit sales growth in the Intelligrated warehouse automation business, robust demand in sensing and IoT, and strong demand across China. Segment margin contracted 260 basis points to 13.4%, primarily driven by lower sales volumes in productivity products, impact of inflation, and unfavorable mix due to higher sales in Intelligrated, partially offset by commercial excellence.

Conference Call Details

Honeywell will discuss its first quarter results and updated full-year guidance during an investor conference call starting at 8:30 a.m. Eastern Daylight Time today. To participate on the conference call, please dial (800) 239-9838 (domestic) or (323) 794-2551 (international) approximately ten minutes before the 8:30 a.m. EDT start. Please mention to the operator that you are dialing in for Honeywell’s first quarter 2019 earnings call or provide the conference code HON1Q19. The live webcast of the investor call as well as related presentation materials will be available through the Investor Relations section of the company’s website (www.honeywell.com/investor). Investors can hear a replay of the conference call

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Honeywell Q1’19 Results - 3

from 12:30 p.m. EDT, April 18, until 12:30 p.m. EDT, April 25, by dialing (888) 203-1112 (domestic) or (719) 457-0820 (international). The access code is 7279499.

TABLE 1: FULL-YEAR 2019 GUIDANCE

	Previous Guidance	Current Guidance
Sales	$36.0B - $36.9B	$36.5B - $37.2B
Organic Growth	2% - 5%	3% - 6%
Segment Margin	20.7% - 21.0%	20.7% - 21.0%
Expansion	Up 110 - 140 bps	Up 110 - 140 bps
Expansion Ex-Spins[3]	Up 30 - 60 bps	Up 30 - 60 bps
Earnings Per Share	$7.80 - $8.10	$7.90 - $8.15
Earnings Growth Ex-Spins[4]	6% - 10%	7% - 10%
Operating Cash Flow	$5.9B - $6.5B	$6.0B - $6.5B
Adjusted Free Cash Flow[5]	$5.4B - $6.0B	$5.5B - $6.0B
Conversion	95% - 100%	95% - 100%

TABLE 2: SUMMARY OF HONEYWELL FINANCIAL RESULTS

	1Q 2018	1Q 2019	Change
Sales	10,392	8,884	(15%)
Organic Growth			8%
Segment Margin	19.2%	20.4%	120 bps
Operating Income Margin	16.6%	18.5%	190 bps
Reported Earnings Per Share	$1.89	$1.92	2%
Adjusted Earnings Per Share Ex-Spins[6]	$1.70	$1.92	13%
Cash Flow from Operations	1,136	1,134	Flat
Adjusted Free Cash Flow[7]	1,006	1,158	15%

3 Segment margin expansion ex-spins guidance excludes sales and segment profit contribution from Resideo and Garrett in 2018.

4 EPS V% ex-spins guidance excludes 2018 pension mark-to-market, 2018 after-tax separation costs related to the spin-offs of Resideo and Garrett, and 2018 adjustments to the 4Q17 U.S. tax legislation charge. Also excludes the 2018 after-tax segment profit contribution from the spin-offs, net of spin indemnification impacts assuming both indemnification agreements were effective for all of 2018, of $0.62.

5 Adjusted free cash flow guidance and associated conversion excludes estimated payments of ~$0.3B for separation costs incurred in 2018 related to the spin-offs of Resideo and Garrett.

6 Adjusted EPS ex-spins and adjusted EPS V% ex-spins exclude 1Q18 after-tax separation costs related to the spin-offs of Resideo and Garrett of $49M. Also excludes the 1Q18 after-tax segment profit contribution from the spin-offs, net of spin indemnification impacts assuming both indemnification agreements were effective in 1Q18, of $0.25.

7 Adjusted free cash flow and adjusted free cash flow V% exclude impacts from separation costs related to the spin-offs of $165M in 1Q19 and $10M in 1Q18.

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Honeywell Q1’19 Results - 4

TABLE 3: SUMMARY OF SEGMENT FINANCIAL RESULTS

AEROSPACE	1Q 2018	1Q 2019	Change
Sales	3,977	3,341	(16%)
Organic Growth			10%
Segment Profit	893	838	(6%)
Segment Margin	22.5%	25.1%	260 bps

HONEYWELL BUILDING TECHNOLOGIES
Sales	2,433	1,389	(43%)
Organic Growth			9%
Segment Profit	416	271	(35%)
Segment Margin	17.1%	19.5%	240 bps

PERFORMANCE MATERIALS AND TECHNOLOGIES
Sales	2,534	2,572	2%
Organic Growth			5%
Segment Profit	519	564	9%
Segment Margin	20.5%	21.9%	140 bps

SAFETY AND PRODUCTIVITY SOLUTIONS
Sales	1,448	1,582	9%
Organic Growth			10%
Segment Profit	231	212	(8%)
Segment Margin	16.0%	13.4%	(260) bps

Honeywell (www.honeywell.com) is a Fortune 100 technology company that delivers industry specific solutions that include aerospace products and services; control technologies for buildings and industry; and performance materials globally. Our technologies help everything from aircraft, buildings, manufacturing plants, supply chains, and workers become more connected to make our world smarter, safer, and more sustainable. For more news and information on Honeywell, please visit www.honeywell.com/newsroom.

This release contains certain statements that may be deemed “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical fact, that address activities, events or developments that we or our management intends, expects, projects, believes or anticipates will or may occur in the future are forward-looking statements. Such statements are based upon certain assumptions and assessments made by our management in light of their experience and their perception of historical trends, current economic and industry conditions, expected future developments and other factors they believe to be appropriate. The forward-looking statements included in this release are also subject to a number of material risks and uncertainties, including but not limited to economic, competitive, governmental, and technological factors affecting our operations, markets, products, services and prices. Such forward-looking statements are not guarantees of future performance, and actual results, developments and business decisions may differ from those envisaged by such forward-looking statements. We identify the principal risks and uncertainties that affect our performance in our Form 10-K and other filings with the Securities and Exchange Commission.

This release contains financial measures presented on a non-GAAP basis. Honeywell’s non-GAAP financial measures used in this release are as follows: segment profit, on an overall Honeywell basis, a measure by which we assess operating performance, which we define as operating income adjusted for certain items as presented in the Appendix; segment margin, on an overall Honeywell basis, which we define as segment profit divided by sales and which we adjust to exclude sales and segment profit contribution from Resideo and Garrett in 2018, if and as noted in the release; organic sales growth, which we define as sales growth less the impacts from foreign currency translation, and acquisitions and divestitures for the first 12 months following transaction date; adjusted free cash flow, which we define as cash flow from operations less capital expenditures and which we adjust to exclude the impact of separation costs related to the spin-offs of Resideo and Garrett, if and as noted in the release; adjusted free cash flow conversion, which we define as adjusted free cash flow divided by net income attributable to Honeywell, excluding pension mark-to-market expenses, separation costs related to the spin-offs, and adjustments to the 4Q17 U.S. tax legislation charge, if and as noted in the release; and adjusted earnings per share, which we adjust to exclude pension mark-to-market expenses, as well as for other components, such as separation costs related to the spin-offs, adjustments to the 4Q17 U.S. tax legislation charge, and after-tax segment profit contribution from Resideo and Garrett in the periods noted in the release, net of spin indemnification impacts assuming both indemnification agreements were effective in such periods, if and as noted in the release. The respective tax rates applied when adjusting earnings per share for these items are identified in the release or in the reconciliations presented in the Appendix.

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Honeywell Q1’19 Results - 5

Management believes that, when considered together with reported amounts, these measures are useful to investors and management in understanding our ongoing operations and in the analysis of ongoing operating trends. These metrics should be considered in addition to, and not as replacements for, the most comparable GAAP measure. Refer to the Appendix attached to this release for reconciliations of non-GAAP financial measures to the most directly comparable GAAP measures.

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Honeywell Q1’19 Results - 6

Honeywell International Inc.
Consolidated Statement of Operations (Unaudited)

(Dollars in millions, except per share amounts)

	Three Months Ended March 31,
	2019	2018

Product sales	$6,713	$8,234
Service sales	2,171	2,158
Net sales	8,884	10,392

Costs, expenses and other
Cost of products sold (A)	4,622	5,905
Cost of services sold (A)	1,257	1,286
	5,879	7,191
Selling, general and administrative expenses (A)	1,363	1,475
Other (income) expense	(285)	(268)
Interest and other financial charges	85	83
	7,042	8,481
Income before taxes	1,842	1,911
Tax expense	406	459

Net income	1,436	1,452

Less: Net income attributable to the noncontrolling interest	20	13

Net income attributable to Honeywell	$1,416	$1,439

Earnings per share of common stock - basic	$1.94	$1.92

Earnings per share of common stock - assuming dilution	$1.92	$1.89

Weighted average number of shares outstanding - basic	729.7	750.6

Weighted average number of shares outstanding - assuming dilution	738.8	761.0

(A)	Cost of products and services sold and selling, general and administrative expenses include amounts for repositioning and other charges, the service cost component of pension and other postretirement (income) expense, and stock compensation expense.

Honeywell Q1’19 Results - 7

Honeywell International Inc.

Segment Data (Unaudited)

(Dollars in millions)

	Three Months Ended March 31,
Net Sales	2019	2018

Aerospace	$3,341	$3,977

Honeywell Building Technologies	1,389	2,433

Performance Materials and Technologies	2,572	2,534

Safety and Productivity Solutions	1,582	1,448

Total	$8,884	$10,392

Reconciliation of Segment Profit to Income Before Taxes

	Three Months Ended March 31,
Segment Profit	2019	2018

Aerospace	$838	$893

Honeywell Building Technologies	271	416

Performance Materials and Technologies	564	519

Safety and Productivity Solutions	212	231

Corporate	(76)	(64)

Total segment profit	1,809	1,995

Interest and other financial charges	(85)	(83)
Stock compensation expense (A)	(41)	(52)
Pension ongoing income (B)	151	248
Other postretirement income (B)	12	6
Repositioning and other charges (C,D)	(84)	(191)
Other (E)	80	(12)

Income before taxes	$1,842	$1,911

(A)	Amounts included in Selling, general and administrative expenses.
(B)	Amounts included in Cost of products and services sold and Selling, general and administrative expenses (service costs) and Other income/expense (non-service cost components).
(C)	Amounts included in Cost of products and services sold, Selling, general and administrative expenses, and Other income/expense.
(D)	Includes repositioning, asbestos, and environmental expenses.
(E)	Amounts include the other components of Other income/expense not included within other categories in this reconciliation. Equity income (loss) of affiliated companies is included in segment profit.

Honeywell Q1’19 Results - 8

Honeywell International Inc.

Consolidated Balance Sheet (Unaudited)

(Dollars in millions)

	March 31, 2019	December 31, 2018
ASSETS
Current assets:
Cash and cash equivalents	$8,625	$9,287
Short-term investments	2,059	1,623
Accounts receivable - net	7,307	7,508
Inventories	4,548	4,326
Other current assets	1,795	1,618
Total current assets	24,334	24,362

Investments and long-term receivables	747	742
Property, plant and equipment - net	5,276	5,296
Goodwill	15,555	15,546
Other intangible assets - net	4,039	4,139
Insurance recoveries for asbestos related liabilities	429	437
Deferred income taxes	362	382
Other assets	7,818	6,869

Total assets	$58,560	$57,773

LIABILITIES AND SHAREOWNERS’ EQUITY
Current liabilities:
Accounts payable	$5,582	$5,607
Commercial paper and other short-term borrowings	3,514	3,586
Current maturities of long-term debt	4,000	2,872
Accrued liabilities	6,497	6,859
Total current liabilities	19,593	18,924

Long-term debt	8,598	9,756
Deferred income taxes	1,850	1,713
Postretirement benefit obligations other than pensions	333	344
Asbestos related liabilities	2,246	2,269
Other liabilities	6,977	6,402
Redeemable noncontrolling interest	7	7
Shareowners’ equity	18,956	18,358

Total liabilities, redeemable noncontrolling interest and shareowners’ equity	$58,560	$57,773

Honeywell Q1’19 Results - 9

Honeywell International Inc.

Consolidated Statement of Cash Flows (Unaudited)

(Dollars in millions)

	Three Months Ended March 31,
	2019	2018
Cash flows from operating activities:
Net income	$1,436	$1,452
Less: Net income attributable to the noncontrolling interest	20	13
Net income attributable to Honeywell	1,416	1,439
Adjustments to reconcile net income attributable to Honeywell to net cash provided by operating activities:
Depreciation	163	179
Amortization	98	109
Repositioning and other charges	84	191
Net payments for repositioning and other charges	(34)	(141)
Pension and other postretirement income	(163)	(254)
Pension and other postretirement benefit payments	(30)	(36)
Stock compensation expense	41	52
Deferred income taxes	80	47
Other	(4)	2
Changes in assets and liabilities, net of the effects of acquisitions and divestitures:
Accounts receivable	198	(61)
Inventories	(221)	(163)
Other current assets	(217)	(43)
Accounts payable	(29)	57
Accrued liabilities	(248)	(242)
Net cash provided by operating activities	1,134	1,136

Cash flows from investing activities:
Expenditures for property, plant and equipment	(141)	(140)
Proceeds from disposals of property, plant and equipment	2	2
Increase in investments	(1,226)	(583)
Decrease in investments	796	1,838
Other	(40)	(123)
Net cash (used for) provided by investing activities	(609)	994

Cash flows from financing activities:
Proceeds from issuance of commercial paper and other short-term borrowings	3,318	6,676
Payments of commercial paper and other short-term borrowings	(3,319)	(5,329)
Proceeds from issuance of common stock	145	60
Proceeds from issuance of long-term debt	20	3
Payments of long-term debt	(13)	(1,246)
Repurchases of common stock	(750)	(940)
Cash dividends paid	(606)	(556)
Other	(30)	(116)
Net cash used for financing activities	(1,235)	(1,448)

Effect of foreign exchange rate changes on cash and cash equivalents	48	156
Net (decrease) increase in cash and cash equivalents	(662)	838
Cash and cash equivalents at beginning of period	9,287	7,059
Cash and cash equivalents at end of period	$8,625	$7,897

Honeywell Q1’19 Results - 10

Honeywell International Inc.

Reconciliation of Organic Sales % Change (Unaudited)

Three Months Ended March 31, 2019
Honeywell
Reported sales % change	(15)%
Less: Foreign currency translation	(3)%
Less: Acquisitions, divestitures and other, net	(20)%
Organic sales % change	8%

Aerospace
Reported sales % change	(16)%
Less: Foreign currency translation	-
Less: Acquisitions, divestitures and other, net	(26)%
Organic sales % change	10%

Honeywell Building Technologies
Reported sales % change	(43)%
Less: Foreign currency translation	(3)%
Less: Acquisitions, divestitures and other, net	(49)%
Organic sales % change	9%

Performance Materials and Technologies
Reported sales % change	2%
Less: Foreign currency translation	(3)%
Less: Acquisitions, divestitures and other, net	-
Organic sales % change	5%

Safety and Productivity Solutions
Reported sales % change	9%
Less: Foreign currency translation	(3)%
Less: Acquisitions, divestitures and other, net	2%
Organic sales % change	10%

We define organic sales percent as the year-over-year change in reported sales relative to the comparable period, excluding the impact on sales from foreign currency translation, and acquisitions, net of divestitures. We believe this measure is useful to investors and management in understanding our ongoing operations and in analysis of ongoing operating trends.

A quantitative reconciliation of reported sales percent change to organic sales percent change has not been provided for forward-looking measures of organic sales percent change because management cannot reliably predict or estimate, without unreasonable effort, the fluctuations in global currency markets that impact foreign currency translation, nor is it reasonable for management to predict the timing, occurrence and impact of acquisition and divestiture transactions, all of which could significantly impact our reported sales percent change.

Honeywell Q1’19 Results - 11

Honeywell International Inc.

Reconciliation of Segment Profit to Operating Income and Calculation of Segment Profit and Operating Income Margins (Unaudited)

(Dollars in millions)

	Three Months Ended March 31,
	2019	2018

Segment profit	$1,809	$1,995

Stock compensation expense (A)	(41)	(52)
Repositioning, Other (B,C)	(93)	(161)
Pension and other postretirement service costs (D)	(33)	(56)
Operating income	$1,642	$1,726

Segment profit	$1,809	$1,995
÷ Net sales	$8,884	$10,392
Segment profit margin %	20.4%	19.2%

Operating income	$1,642	$1,726
÷ Net sales	$8,884	$10,392
Operating income margin %	18.5%	16.6%

(A)	Included in Selling, general and administrative expenses.
(B)	Includes repositioning, asbestos, environmental expenses and equity income adjustment.
(C)	Included in Cost of products and services sold, Selling, general and administrative expenses and Other income/expense.
(D)	Included in Cost of products and services sold and Selling, general and administrative expenses.

We define segment profit as operating income, excluding stock compensation expense, pension and other postretirement service costs, and repositioning and other charges. We believe these measures are useful to investors and management in understanding our ongoing operations and in analysis of ongoing operating trends.

A quantitative reconciliation of segment profit, on an overall Honeywell basis, to operating income has not been provided for all forward-looking measures of segment profit and segment margin included herewithin. Management cannot reliably predict or estimate, without unreasonable effort, the impact and timing on future operating results arising from items excluded from segment profit. The information that is unavailable to provide a quantitative reconciliation could have a significant impact on our reported financial results. To the extent quantitative information becomes available without unreasonable effort in the future, and closer to the period to which the forward-looking measures pertain, a reconciliation of segment profit to operating income will be included within future filings.

Honeywell Q1’19 Results - 12

Honeywell International Inc.

Reconciliation of Earnings per Share to Adjusted Earnings per Share and Adjusted Earnings per Share Excluding Spin-off Impact (Unaudited)

	Three Months Ended March 31,		Twelve Months Ended December 31,
	2019	2018	2018

Earnings per share of common stock - assuming dilution (1)	$1.92	$1.89	$8.98
Pension mark-to-market expense	-	-	0.04
Separation costs (2)	-	0.06	0.97
Impacts from U.S. Tax Reform	-	-	(1.98)
Adjusted earnings per share of common stock - assuming dilution	$1.92	$1.95	$8.01
Less: EPS, attributable to spin-offs		0.25	0.62
Adjusted earnings per share of common stock - assuming dilution, excluding spin-off impact		$1.70	$7.39

(1) For the three months ended March 31, 2019 and 2018, adjusted earnings per share utilizes weighted average shares of approximately 738.8 million and 761 million. For the twelve months ended December 31, 2018, adjusted earnings per share utilizes weighted average shares of approximately 753 million.

(2) For the three months ended March 31, 2018, separation costs of $49 million including net tax impacts. For the twelve months ended December 31, 2018, separation costs of $732 million including net tax impacts.

We believe adjusted earnings per share, excluding spin-off impact, is a measure that is useful to investors and management in understanding our ongoing operations and in analysis of ongoing operating trends.

Honeywell Q1’19 Results - 13

Honeywell International Inc.

Reconciliation of Cash Provided by Operating Activities to Adjusted Free Cash Flow and Calculation of Adjusted Free Cash Flow Conversion (Unaudited)

(Dollars in millions)

	Three Months Ended	Three Months Ended
	March 31, 2019	March 31, 2018

Cash provided by operating activities	$1,134	$1,136
Expenditures for property, plant and equipment	(141)	(140)
Free cash flow	993	996
Separation cost payments	165	10
Adjusted free cash flow	$1,158	$1,006

Net income attributable to Honeywell	$1,416	$1,439
Separation costs, includes net tax impacts	-	49
Adjusted net income attributable to Honeywell	$1,416	$1,488

Cash provided by operating activities	$1,134	$1,136
÷ Net income (loss) attributable to Honeywell	$1,416	$1,439
Operating cash flow conversion	80%	79%

Adjusted free cash flow	$1,158	$1,006
÷ Adjusted net income attributable to Honeywell	$1,416	$1,488
Adjusted free cash flow conversion %	82%	68%

We define free cash flow as cash provided by operating activities less cash expenditures for property, plant and equipment.

We believe that this metric is useful to investors and management as a measure of cash generated by business operations that will be used to repay scheduled debt maturities and can be used to invest in future growth through new business development activities or acquisitions, pay dividends, repurchase stock or repay debt obligations prior to their maturities. This metric can also be used to evaluate our ability to generate cash flow from business operations and the impact that this cash flow has on our liquidity.

Honeywell Q1’19 Results - 14

Honeywell International Inc.

Reconciliation of Segment Profit to Operating Income and Calculation of Segment Profit and Operating Income Margins (Unaudited)

(Dollars in millions)

Twelve Months Ended December 31
2018

Segment profit	$8,190

Stock compensation expense (A)	(175)
Repositioning, Other (B,C)	(1,100)
Pension and other postretirement service costs (D)	(210)

Operating income	$6,705

Segment profit	$8,190
÷ Net sales	$41,802
Segment profit margin %	19.6%

Operating income	$6,705
÷ Net sales	$41,802
Operating income margin %	16.0%

(A)	Included in Selling, general and administrative expenses.
(B)	Includes repositioning, asbestos, environmental expenses and equity income adjustment.
(C)	Included in Cost of products and services sold, Selling, general and administrative expenses and Other income/expense.
(D)	Included in Cost of products and services sold and Selling, general and administrative expenses.

We define segment profit as operating income, excluding stock compensation expense, pension and other postretirement service costs, and repositioning and other charges. We believe these measures are useful to investors and management in understanding our ongoing operations and in analysis of ongoing operating trends.

A quantitative reconciliation of segment profit, on an overall Honeywell basis, to operating income has not been provided for all forward-looking measures of segment profit and segment margin included herewithin. Management cannot reliably predict or estimate, without unreasonable effort, the impact and timing on future operating results arising from items excluded from segment profit. The information that is unavailable to provide a quantitative reconciliation could have a significant impact on our reported financial results. To the extent quantitative information becomes available without unreasonable effort in the future, and closer to the period to which the forward-looking measures pertain, a reconciliation of segment profit to operating income will be included within future filings.

Honeywell Q1’19 Results - 15

Honeywell International Inc.

Calculation of Segment Profit Excluding Spin-off Impact and Segment Margin Excluding Spin-off Impact

(Dollars in millions)

Twelve Months Ended December 31 2018

Segment profit	$8,190
Spin-off impact (A)	(1,011)
Segment profit excluding spin-off impact	$7,179

Sales	$41,802
Spin-off impact (A)	(6,551)
Sale excluding spin-off impact	$35,251

Segment profit margin % excluding spin-off impact	20.4%

(A)	Amount computed as the portion of Aerospace and Honeywell Building Technologies segment profit and sales in the applicable prior year period for Transportation Systems and Homes and Global Distribution spin-off businesses.

Honeywell Q1’19 Results - 16

Honeywell International Inc.

Reconciliation of Cash Provided by Operating Activities to Adjusted Free Cash Flow (Unaudited)

	Twelve Months Ended December 31, 2018 ($M)	Twelve Months Ended December 31, 2019 (E)($B)

Cash provided by operating activities	$6,434	~$6.0 - $6.5
Expenditures for property, plant and equipment	(828)	~(0.8)
Free cash flow	5,606	~5.2 - 5.7
Separation cost payments	424	~0.3
Adjusted free cash flow	$6,030	~$5.5 - $6.0

We define free cash flow as cash provided by operating activities less cash expenditures for property, plant and equipment.

We believe that this metric is useful to investors and management as a measure of cash generated by business operations that will be used to repay scheduled debt maturities and can be used to invest in future growth through new business development activities or acquisitions, pay dividends, repurchase stock or repay debt obligations prior to their maturities. This metric can also be used to evaluate our ability to generate cash flow from business operations and the impact that this cash flow has on our liquidity.